Exhibit 99.1

P.O. BOX 8016, CARY, NC 27512-9903

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Mid Penn Bancorp, Inc.	Internet:
www.proxypush.com/MPB
Special Meeting of Shareholders	• Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

For Shareholders of record as of January 31, 2025	Phone:
Wednesday, April 2, 2025 9:00 AM, Eastern Time	1-866-883-0222
Special Meeting to be held live via the Internet - please visit	• Use any touch-tone telephone
www.proxydocs.com/MPB for more details and to register.	• Have your Proxy Card ready
• Follow the simple recorded instructions
Mail:
• Mark, sign and date your Proxy Card
YOUR VOTE IS IMPORTANT!	• Fold and return your Proxy Card in the postage-paid envelope provided
PLEASE VOTE BY: 9:00 AM, Eastern Time, April 2, 2025.

This proxy is being solicited on behalf of the Board of Directors

The special meeting will be held virtually via live webcast. To attend and vote at the special meeting, all shareholders of record must go to www.proxydocs.com/MPB and register for the meeting by 12:00 p.m. EDT on April 1, 2025.

 The undersigned hereby appoints Roberta A. Hoffman, Scott W. Micklewright, and Edward P. Williams (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mid Penn Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

 Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.proxydocs.com/MPB

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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Mid Penn Bancorp, Inc. Special Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1 AND 2

BOARD OF
DIRECTORS
	PROPOSAL	YOUR VOTE			RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.

Approval of the Share Issuance Proposal. To approve the issuance by Mid Penn of shares of Mid Penn common stock to holders of common stock of William Penn Bancorporation, or William Penn, as contemplated by the Agreement and Plan of Merger, dated October 31, 2024, by and between Mid Penn and William Penn.

		☐	☐	☐	FOR

2.

Approval of the Adjournment Proposal. To approve a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the share issuance proposal.

		☐	☐	☐	FOR

The special meeting will be held virtually via live webcast. To attend and vote at the special meeting, all shareholders of record must go to www.proxydocs.com/MPB and register for the meeting by 12:00 p.m. EDT on April 1, 2025.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. Joint owners should each sign. Trustees, administrators, attorneys, executors, custodians, guardians or corporate officers should include full title and authority.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date